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                                                                    EXHIBIT 23.3


            CONSENT OF HILL, BARTH & KING, INC., INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of F.N.B. Corporation of the registration of 163,499 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 1997 relating to the consolidated financial statements of Southwest Banks, Inc. which have been incorporated into the consolidated financial statements of F.N.B. Corporation and Subsidiaries for the year ended December 31, 1996 by reference in the Current Report on Form 8-K dated July 2, 1999 filed with the Securities and Exchange Commission.




                                    /s/ Hill, Barth & King, Inc.


                                    HILL, BARTH & KING, INC.
                                    Certified Public Accountants


Naples, Florida
September 16, 1999